EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-80333, 2-95605, 33-30551, 33-36428 and 33-42572 on Form S-8,
Amendment No. 1 to Registration Statement No. 33-60034 on Form S-3 and Amendment No. 1 to Registration Statement No. 33-48053 on Form S-2 of TPI Enterprises, Inc. of our report dated March 10, 1995, appearing in this Annual Report on Form 10-K of TPI Enterprises, Inc. for the fiscal year ended December 25, 1994.


/s/ Deloitte & Touche LLP

Memphis Tennessee
March 24, 1995